Exhibit 99.2

Vivid Seats Announces Acquisition of Vegas.com

Strategic Transaction Furthers Vivid Seats’ Position as a Leading Online Marketplace

CHICAGO, IL – November 7, 2023 – Vivid Seats Inc. (NASDAQ: SEAT) (“Vivid Seats”), a leading marketplace that utilizes its technology platform to connect millions of buyers with thousands of ticket sellers across hundreds of thousands of events each year, today announced its acquisition of Vegas.com, the leading entertainment marketplace for consumers exploring Las Vegas, in a cash and stock transaction valued at approximately $240 million1.

Vegas.com is a two-sided marketplace and the ultimate destination for live event enthusiasts visiting Las Vegas. As the local market authority, Vegas.com provides the most comprehensive event inventory of shows, attractions, and tours in Las Vegas, one of the world’s most desirable destinations for leisure and business travel. Vegas.com also offers an end-to-end travel shopping experience complete with flights and hotels.

“We are thrilled to announce the acquisition of this strategic asset that will enhance our scale and reach in the entertainment capital of the U.S. and beyond,” said Stan Chia, Vivid Seats CEO. “This transaction will increase our scale and reach in this key market, bring incremental unique inventory through strategic partnerships and offer long-term synergistic upside, while increasing our TAM by over $6 billion. As we continue to expand our reach and capabilities as a leading global marketplace, we are pleased that our strong balance sheet and robust cash flow are enabling multiple strategic investments."

BakerHostetler served as Vivid Seats’ legal advisor. J.P. Morgan Securities LLC acted as exclusive financial advisor to Vegas.com and its sellers. Brownstein Hyatt Farber Schreck, LLP served as legal counsel to Vegas.com.

Additional details on the transaction will be discussed on the Company’s third quarter earnings conference call.

1 Approximately $151.2 million in cash and $88.8 million in shares of Vivid Seats’ Class A common stock.

About Vivid Seats

Founded in 2001, Vivid Seats is a leading online ticket marketplace committed to becoming the ultimate partner for connecting fans to the live events, artists, and teams they love. Based on the belief that everyone should “Experience It Live,” the Chicago-based company provides exceptional value by providing one of the widest selections of events and tickets in North America and an industry leading Vivid Seats Rewards program where all fans earn on every purchase. Vivid Seats has been chosen as the official ticketing partner by some of the biggest brands in the entertainment industry including ESPN, New York Post, and the Los Angeles Dodgers. Vivid Seats also owns Vivid Picks, a daily fantasy sports app. Through its proprietary software and unique technology, Vivid Seats drives the consumer and business ecosystem for live event ticketing and enables the power of shared experiences to unite people. Vivid Seats has been recognized by Newsweek as one of America’s Best Companies for Customer Service in ticketing. Fans who want to have the best live experiences can start by downloading the Vivid Seats mobile app, going to vividseats.com, or calling 866-848-8499.

About Vegas.com

Vegas.com is the leading entertainment and hospitality marketplace for consumers exploring Las Vegas. The company provides insider access to some of the most iconic landmarks, resorts and casinos on the legendary Las Vegas Strip with deals on shows, hotels, vacation packages, tours, attractions, dining and nightlife. Vegas.com has partnered with MGM Resorts, Caesars Entertainment, The Venetian, and The Mirage Casino. We invite you to Las Vegas, not just tell you to go there. We live in Vegas. We work here, play here, and party here. We’re your Vegas insiders with all the on-the-ground and behind-the-scenes intelligence you need to know. Plan your best Las Vegas vacation with Vegas.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements in this press release relate to, without limitation, the anticipated benefits of the transaction. Words such as “expect,” “anticipate,” “target,” “goal,” “project,” “intend,” “plan,” “believe,” “seek,” “estimate,” “will,” “likely,” “may,” “designed,” “would,” “future,” “can” and “could,” as well as similar expressions which predict or indicate future events and trends or which do not relate to historical matters, are intended to identify such forward-looking statements. Forward-looking statements are not guarantees of future performance, conditions or results, and are subject to risks, uncertainties and assumptions, many of which are outside of Vivid Seats’ control. Important factors that could cause actual results or outcomes to differ materially from those anticipated in the forward-looking statements include, but are not limited to, those detailed in Vivid Seats’ most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this press release.

Vivid Seats undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors

Kate Africk

Kate.Africk@vividseats.com

Media

Julia Young

Julia.Young@vividseats.com